As filed with the Securities and Exchange Commission on October 7, 2013

Registration No. 333-190718

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Seaspan Corporation

(Exact name of Registrant as Specified in Its Charter)

Republic of the Marshall Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Seaspan Corporation

Unit 2, 7th Floor

Bupa Centre

141 Connaught Road West

Hong Kong

China

(852) 2540-1686

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Puglisi & Associates

850 Library Avenue

Suite 204

Newark, Delaware 19711

(302) 738-6680

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Perkins Coie LLP

David S. Matheson

1120 N.W. Couch Street, 10th Floor

Portland, Oregon 97209

(503) 727-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Shares, and associated preferred share purchase rights(3)	$	$
Preferred Shares
Convertible Preferred Shares
Debt Securities(4)
Convertible Debt Securities(4)
Total	$	$

(1)	An indeterminate aggregate initial offering price and number of the securities of each listed class are being registered as may from time to time be offered at indeterminate prices or be issued on exercise, conversion or exchange of other securities issued directly or on settlement of contracts or other agreements. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued pursuant to contracts or other agreements or in units.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee, except to the extent set forth in this note (2). The registrant is filing this Registration Statement to replace its registration statement on Form F-3 (No. 333-168938) filed on August 19, 2010 and subsequently declared effective on August 30, 2010 (or the Prior Registration Statement), which is expiring pursuant to Rule 415(a)(5) under the Securities Act of 1933, as amended (the Securities Act). Pursuant to Rule 415(a)(6) under the Securities Act, the securities covered by the prospectus filed as part of this Registration Statement include $563,775,000 aggregate offering price of unsold common shares, preferred shares and debt securities that were previously registered pursuant to the Prior Registration Statement and for which $40,197.16 in registration fees were previously paid. Those securities are being carried forward for application in connection with offerings under this Registration Statement and in connection with future sales of securities by the registrant. The registrant will pay any further required registration fees subsequently in advance or on a pay-as-you-go basis.
(3)	The preferred share purchase rights are presently attached to and transferable only with the common shares of the registrant. Prior to the occurrence of specified events, the preferred share purchase rights will not be exercisable or evidenced separately from the common stock. The value, if any, attributable to the preferred share purchase rights, if any, is reflected in the value attributable to the common stock.
(4)	Subject to note (1) above, an indeterminable amount of these securities may be senior or subordinated.

EXPLANATORY NOTE

This filing constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-190718 on Form F-3 and relates to the preferred share purchase rights associated with the common shares previously registered thereunder. Accordingly, this Post-Effective Amendment is being filed for the purpose of (i) registering pursuant to Rule 413(b) the preferred share purchase rights, and (ii) filing or incorporating by reference to the Registration Statement additional exhibits, and information related thereto. This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission (“SEC”).

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 9.	Exhibits

(a)	Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement for equity securities.

1.2*	Form of Underwriting Agreement for debt securities.

3.1	Amended and Restated Articles of Incorporation of Seaspan Corporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Amendment No. 2 to Form F-1 (File No. 333-126762), filed with the Commission on August 4, 2005).

3.2	Amended and Restated Bylaws of Seaspan Corporation (incorporated herein by reference to Exhibit 1.2 to the Company’s Form 20-F (File No. 333-32591), filed with the Commission on March 26, 2012).

3.3	Statement of Designation of the 12% Cumulative Preferred Shares—Series A, dated January 22, 2009 (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 6-K (File No. 1-32591), filed with the Commission on February 2, 2009).

3.4	Statement of Designation of the 9.5% Cumulative Redeemable Perpetual Preferred Shares—Series C, dated January 27, 2011 (incorporated herein by reference to Exhibit 3.3 to the Company’s Form 8-A12B (File No. 1-32591), filed with the Commission on January 28, 2011).

3.5	Statement of Designation of the 7.95% Cumulative Redeemable Perpetual Preferred Shares—Series D, dated December 12, 2012 (incorporated herein by reference to Exhibit 3.3 to the Company’s Form 8-A12B (File No. 1-32591), filed with the Commission on December 13, 2012).

3.6	Statement of Designation of the Series R Participating Preferred Stock, dated April 19, 2011 (incorporated herein by reference to Exhibit 4.1 to the Company’s Form 8-A12B (File No. 1-32591), filed with the Commission on April 19, 2011).

4.1	Specimen of Class A Common Share Certificate of Seaspan Corporation (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-1 (File No. 333-126762), filed with the Commission on July 21, 2005).

4.2	Specimen of Share Certificate of Seaspan Corporation 12% Cumulative Preferred Shares—Series A (incorporated herein by reference to Exhibit 4.1 to the Company’s Form 6-K (File No. 1-32591), filed with the Commission on February 2, 2009).

4.3	Specimen of Share Certificate of Seaspan Corporation 9.5% Cumulative Redeemable Perpetual Preferred Shares—Series C (incorporated herein by reference to Exhibit 4.1 to the Company’s Form 8-A12B (File No. 1-32591), filed with the Commission on January 28, 2011).

4.4	Specimen of Share Certificate of Seaspan Corporation 7.95% Cumulative Redeemable Perpetual Preferred Shares—Series D (incorporated herein by reference to Exhibit 4.1 to the Company’s Form 8-A12B (File No. 1-32591), filed with the Commission on December 13, 2012).

4.5†***	Form of Indenture for Debt Securities.

4.6†***	Form of Indenture for Convertible Debt Securities.

4.7	Form of Debt Securities (included in Exhibit 4.5).

4.8	Form of Convertible Debt Securities (included in Exhibit 4.6).

4.9	Amended and Restated Shareholders Rights Agreement dated April 19, 2011, by and between Seaspan Corporation and American Stock Transfer & Trust Company, LLC as Rights Agent, previously filed as Exhibit 4.1 to Form 8-A (File No. 1-32591), filed with the Commission on April 19, 2011, as amended by Amendment No. 1 dated January 27, 2012 (incorporated herein by reference to Exhibit 4.6 to Form 6-K (File No. 1-32591), filed with the Commission on January 30, 2012) and Amendment No. 2 dated December 27, 2012 (incorporated herein by reference to Exhibit 4.3 to Form 8-A12B (File No. 1-32591), filed with the Commission on December 27, 2012).

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Exhibit Number	Description

5.1***	Opinion of Reeder & Simpson, P.C., Marshall Islands counsel to Seaspan Corporation, as to the validity of the Common and Preferred Shares.

5.2***	Opinion of Perkins Coie LLP, counsel to Seaspan Corporation, as to the validity of the Debt Securities and Convertible Debt Securities.

5.3	Opinion of Reeder & Simpson, P.C., Marshall Islands counsel to Seaspan Corporation, as to the validity of the preferred share purchase rights that presently attach to the Common Shares.

23.1***	Consent of KPMG LLP.

23.2***	Consent of Reeder & Simpson, P.C., Marshall Islands Counsel to Seaspan Corporation (included in Exhibit 5.1).

23.3***	Consent of Perkins Coie LLP, counsel to Seaspan Corporation (included in Exhibit 5.2).

23.4	Consent of Reeder & Simpson, P.C., Marshall Islands Counsel to Seaspan Corporation (included in Exhibit 5.3).

24.1***	Powers of attorney.

25.1**	Form T-1 Statement of Eligibility respecting the Debt Indenture.

25.2**	Form T-1 Statement of Eligibility respecting the Convertible Debt Indenture.

*	To be filed by amendment or as an exhibit to a filing with the Commission pursuant to the Exchange Act and incorporated herein by reference.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.
***	Previously filed.
†	Subordinated debt securities may be issued pursuant to Exhibit 4.5 or 4.6.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, BC Canada on October 7, 2013.

SEASPAN CORPORATION

By:	/s/ Sai W. Chu
Name: Sai W. Chu
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to registration statement has been signed by the following persons in the capacities indicated and on the dates indicated on October 7, 2013.

Signature	Title

* Kyle R. Washington	Co-Chairman of the Board

* Gerry Wang	Chief Executive Officer and Co-Chairman of the Board (Principal Executive Officer)

/s/ Sai W. Chu Sai W. Chu	Chief Financial Officer (Principal Financial and Accounting Officer)

* John C. Hsu	Director

* George H. Juetten	Director

* David Lyall	Director

* Harald H. Ludwig	Director

* Nicholas Pitts-Tucker	Director

* Graham Porter	Director

* Peter S. Shaerf	Director

By:	/s/ Sai W. Chu
Sai W. Chu
Attorney-in-fact

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